Exhibit 32
Certification Pursuant To Section 906
of the Sarbanes-Oxley Act of 2002
(18 U.S.C. SECTION 1350)
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) (the Act), William C. Griffiths, President and Chief Executive Officer of Quanex Building Products Corporation (the Company) and Brent L. Korb, Senior Vice President – Finance and Chief Financial Officer of the Company, each hereby certify that, to the best of their knowledge:

(a)
the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the Report), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

December 16, 2016

/S/ WILLIAM C. GRIFFITHS	/S/ BRENT L. KORB
WILLIAM C. GRIFFITHS	BRENT L. KORB
Chairman of the Board, President and Chief Executive Officer	Senior Vice President—Finance and Chief Financial Officer
A signed original of this written statement required by Section 906 has been provided to Quanex Building Products Corporation and will be retained by Quanex Building Products Corporation and furnished to the Securities and Exchange Commission or its staff upon request.